EXHIBIT 99.2

American Strategic Investment Co.
Supplemental Information

Quarter ended September 30, 2023 (unaudited)

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Forward-looking Statements:
This supplemental package of American Strategic Investment Co. (formerly known as New York City REIT, Inc.) (the “Company” or “ASIC”) includes statements that are not historical facts and may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environment and (d) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 16, 2023 and all other filings with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)
Non-GAAP Financial Measures
This section discusses the non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Earnings before Interest, Taxes, Depreciation and Amortization (“ EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, Core FFO is based on our total performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
In December 2022 we announced that that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations operations have not materially changed in the first quarter of 2023. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other companies may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO differently than we do. Consequently, our presentation of FFO and Core FFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and Core FFO useful indicators of our performance. Because FFO and Core FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and Core FFO presentations facilitate comparisons of operating performance between periods and between other companies that use these measures.
As a result, we believe that the use of FFO and Core FFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and Core FFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and Core FFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Core Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a company with a business similar to our current business. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our New York City Operating Partnership L.P.) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a company with a business similar to our current business using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)
Core Funds from Operations
Beginning in the third quarter 2020, following the listing of our Class A common stock on the NYSE, we began presenting Core FFO, also a non-GAAP metric. We have presented prior periods on a comparable basis so that the metric is useful to the users of our financial statements. We believe that Core FFO is utilized by other publicly-traded companies with a business similar to our current business, although Core FFO presented by us may not be comparable to Core FFO reported by other companies that define Core FFO differently. In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform. Specific examples of discrete non-operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, non-cash equity-based compensation and costs incurred for the 2022 contested proxy that were specifically related to the portion of our 2022 proxy contest. We add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations normal operating performance. Further, we do not consider the costs associated with the 2022 contested proxy, while paid in cash, to be indicative of normal operating performance. By excluding expensed acquisition and transaction dead deal costs as well as non-operating costs described above, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the listing related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Key Metrics
As of and for the three months ended September 30, 2023
Amounts in thousands, except per share data, ratios and percentages

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$16,015
Net loss attributable to common stockholders	$(9,390)
Basic and diluted net loss per share attributable to common stockholders	$(4.10)
Cash NOI [1]	$6,511
Adjusted EBITDA [1]	$3,410
Core FFO attributable to common stockholders [1]	$(1,088)

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [2]	$946,081
Net debt [3] [4]	$394,410
Total consolidated debt [4]	$399,500
Total assets	$770,152
Cash and cash equivalents [5]	$5,090

Common shares outstanding as of Sept 30, 2023	2,324

Net debt to gross asset value	41.7%
Net debt to annualized adjusted EBITDA [1] (annualized based on quarterly results)	28.9	x

Weighted-average interest rate cost [6]	4.4%
Weighted-average debt maturity (years) [7]	3.4
Interest Coverage Ratio [8]	0.8	x

Real Estate Portfolio
Number of properties	8
Number of tenants	75

Square footage (millions)	1.2
Leased	85.1%
Weighted-average remaining lease term (years) [9]	6.6
______
[1]  This Non-GAAP metric is reconciled below.
[2] Defined as total assets of $770.2 million plus accumulated depreciation and amortization of $175.9 million as of September 30, 2023.
[3]  Represents total debt outstanding of $399.5 million, less cash and cash equivalents of $5.1 million.
[4]  Excludes the effect of deferred financing costs, net.
[5] Under the terms of one of the Company’s mortgage loans, the Company is required to maintain minimum liquid assets (i.e. cash and cash equivalents and restricted cash) of $10.0 million and a minimum net worth in excess of $175.0 million..
[6] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[7]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[8] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[9] Based on annualized straight-line rent as of September 30, 2023.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	September 30, 2023	December 31, 2022
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$188,935	$192,600
Buildings and improvements	576,583	576,686
Acquired intangible assets	61,989	71,848
Total real estate investments, at cost	827,507	841,134
Less accumulated depreciation and amortization	(175,929)	(167,978)
Total real estate investments, net	651,578	673,156
Cash and cash equivalents	5,090	9,215
Restricted cash	7,911	6,902
Operating lease right-of-use asset	54,792	54,954
Prepaid expenses and other assets	6,741	5,624
Derivative asset, at fair value	817	1,607
Straight-line rent receivable	29,903	29,116
Deferred leasing costs, net	9,190	9,881
Assets held for sale	4,130	—
Total assets	$770,152	$790,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$395,316	$394,159
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $395 and $118 at September 30, 2023 and December 31, 2022, respectively)	15,074	12,787
Operating lease liability	54,672	54,716
Below-market lease liabilities, net	2,273	3,006
Deferred revenue	3,874	4,211
Total liabilities	471,209	468,879

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 2,324,201 and 1,886,298 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	23	19
Additional paid-in capital	729,493	698,761
Accumulated other comprehensive income	829	1,637
Distributions in excess of accumulated earnings	(431,402)	(399,355)
Total stockholders’ equity	298,943	301,062
Non-controlling interests	—	20,514
Total equity	298,943	321,576
Total liabilities and equity	$770,152	$790,455

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Revenue from tenants	$16,015	$15,782	$15,534	$16,196

Expenses:
Asset and property management fees to related parties	1,882	1,988	1,884	1,708
Property operating	8,792	8,353	8,421	8,054
Impairment of real estate investments	362	151	—	—
Equity-based compensation	1,208	2,304	2,200	2,198
General and administrative	1,931	2,439	3,181	1,897
Depreciation and amortization	6,499	6,749	6,952	7,703
Total expenses	20,674	21,984	22,638	21,560
Operating loss	(4,659)	(6,202)	(7,104)	(5,364)
Other income (expense):
Interest expense	(4,739)	(4,707)	(4,663)	(4,751)
Other income	8	10	9	6
Total other expense, net	(4,731)	(4,697)	(4,654)	(4,745)
Net loss and Net loss attributable to common stockholders	$(9,390)	$(10,899)	$(11,758)	$(10,109)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(4.10)	$(4.77)	$(5.77)	$(5.48)
Weighted average shares outstanding —Basic and Diluted	2,288,683	2,286,797	2,038,880	1,844,864

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
EBITDA:
Net loss and Net loss attributable to common stockholders	$(9,390)	$(10,899)	$(11,758)	$(10,109)
Depreciation and amortization	6,499	6,749	6,952	7,703
Interest expense	4,739	4,707	4,663	4,751
EBITDA	1,848	557	(143)	2,345
Impairment of real estate investments	362	151	—	—
Equity-based compensation	1,208	2,304	2,200	2,198
Other income	(8)	(10)	(9)	(6)
Adjusted EBITDA	3,410	3,002	2,048	4,537
Asset and property management fees to related parties	1,882	1,988	1,884	1,708
General and administrative	1,931	2,439	3,181	1,897
NOI	7,223	7,429	7,113	8,142
Accretion of below- and amortization of above-market lease liabilities and assets, net	(36)	(45)	36	123
Straight-line rent (revenue as a lessor)	(703)	120	(204)	(263)
Straight-line ground rent (expense as lessee)	27	27	27	28
Cash NOI	$6,511	$7,531	$6,972	$8,030

Cash Paid for Interest:
Interest expense	$4,739	$4,707	$4,663	$4,751
Amortization of deferred financing costs	(386)	(385)	(386)	(386)
Total cash paid for interest	$4,353	$4,322	$4,277	$4,365

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Funds from operations (FFO):
Net loss and Net loss attributable to common stockholders	$(9,390)	$(10,899)	$(11,758)	$(10,109)
Impairment of real estate investments	362	151	—	—
Depreciation and amortization	6,499	6,749	6,952	7,703
FFO attributable to common stockholders	(2,529)	(3,999)	(4,806)	(2,406)
Acquisition and transaction related	—	—	—	—
Equity-based compensation [1]	1,208	2,304	2,200	2,198
Expenses attributable to 2023 Tender Offer [2]	233	—	—	—
Core FFO attributable to common stockholders	$(1,088)	$(1,695)	$(2,606)	$(208)

Weighted average common shares outstanding — Basic and Diluted	2,289	2,287	2,039	1,845
Weighted average common shares outstanding - Diluted	2,289	2,287	2,039	1,845
Net loss per share attributable to common shareholders — Basic and Diluted	$(4.10)	$(4.77)	$(5.77)	$(5.48)
FFO per common share	$(1.11)	$(1.75)	$(2.36)	$(1.30)
Core FFO per common share	$(0.48)	$(0.74)	$(1.28)	$(0.11)
________
Footnotes:
[1] Includes expenses related to the amortization of the Company's restricted common shares and units of limited partnership related to its multi-year outperformance agreement for all periods presented. Management has not added back the cost of the Advisor’s base management fee used by the Advisor under the Side Letter to purchase shares or the cost of the base management fee elected to be received by the Advisor in shares in lieu of cash because such amounts are considered a normal operating expense. Such amounts included in net loss were $0.5 million and $1.4 million for the three months ended March 31, 2023 and December 31, 2022, respectively.
[2] Amount relates to costs that we incurred as it relates to the 2023 Tender Offer. We do not consider these expenses to be part of our normal operating performance and has, accordingly, increased its Core FFO for this amount.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Debt Overview
As of September 30, 2023

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [1] [2]	Total Outstanding Balance [3]
				(In thousands)
2023 (remainder)	—	—	—%	$—
2024	1	0.6	3.7%	49,500
2025	—	—	—%	—
2026	1	2.8	4.2%	99,000
2027	1	3.4	4.7%	140,000
2028	3	5.2	4.7%	60,000
Thereafter	1	5.8	3.9%	51,000
Total Debt	7	3.4	4.4%	$399,500

______

[1] Weighted based on the outstanding principal balance of the debt.
[2] All of the Company’s debt is fixed rate as of September 30, 2023.
[3] Excludes the effect of deferred financing costs, net. Current balances as of September 30, 2023 are shown in the year the debt matures.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Future Minimum Lease Rents
As of September 30, 2023
Amounts in thousands

Future Minimum Base Rent Payments [1]
2023 (remainder)	$13,292
2024	55,142
2025	47,476
2026	42,628
2027	39,249
2028	34,884
Thereafter	171,316
Total	$403,987
——

[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Top Ten Tenants
As of September 30, 2023
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
City National Bank	Office / Retail	Financial Services	$4,356	7%	9.8	Yes
Equinox	Retail	Fitness	3,448	6%	15.2	No
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	3,385	6%	7.7	Yes
Cornell University	Office	Healthcare Services	2,476	4%	0.8	Yes
The City of New York - Dept. of Youth & Community Development	Office	Government/Public Administration	2,215	4%	14.3	Yes
CVS	Retail	Retail	2,161	4%	10.9	Yes
USA General Services Administration	Office	Government/Public Administration	2,015	3%	3.7	Yes
I Love NY Gifts	Retail	Retail	1,932	3%	12.7	No
NYS Licensing	Office	Government/Public Administration	1,833	3%	3.8	Yes
Marshalls	Retail	Retail	1,641	3%	5.1	Yes
Subtotal			25,462	43%	8.9

Remaining portfolio			33,572	57%

Total Portfolio			$59,034	100%

——
[1] Calculated using the most recent available lease terms as of September 30, 2023.
[2] Based on straight-line rent as of September 30, 2023.
[3] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2023. Top 10 tenants are 59% actual investment grade rated and 20% implied investment grade rated.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Diversification by Property Type
As of September 30, 2023
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$42,620	72%	802	81%
Retail	15,105	26%	172	17%
Other	1,309	2%	16	2%
Total	$59,034	100%	990	100%

——
[1] Calculated using the most recent available lease terms as of September 30, 2023.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Diversification by Tenant Industry
As of September 30, 2023
Amounts in thousands, except percentages

	Total Portfolio
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$14,000	24%	180	18%
Government / Public Administration	7,687	13%	173	18%
Retail	7,043	12%	53	5%
Non-profit	6,005	10%	134	14%
Services	3,957	7%	70	7%
Office Space	3,550	6%	71	7%
Fitness	3,448	6%	30	3%
Healthcare Services	3,138	5%	43	4%
Professional Services	2,833	5%	62	6%
Technology	2,596	4%	46	5%
Other [2]	4,777	8%	128	13%
Total	$59,034	100%	990	100%

——
[1] Calculated using the most recent available lease terms as of September 30, 2023.
[2] Other includes nine industry types as of September 30, 2023.

American Strategic Investment Co.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Lease Expirations
As of September 30, 2023

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2023 (Remaining)	10	$1,596	2.7%	34	3.5%
2024	11	7,484	12.7%	123	12.4%
2025	12	5,762	9.8%	104	10.5%
2026	10	3,787	6.4%	73	7.4%
2027	12	6,004	10.2%	131	13.2%
2028	7	3,407	5.8%	56	5.7%
2029	7	3,348	5.7%	58	5.8%
2030	4	2,310	3.9%	42	4.3%
2031	7	5,374	9.1%	92	9.3%
2032	3	789	1.3%	14	1.5%
2033	8	4,967	8.4%	47	4.7%
2034	4	3,424	5.8%	30	3.0%
2035	3	640	1.1%	4	0.4%
2036	4	2,298	3.9%	17	1.7%
2037	4	4,048	6.9%	128	12.9%
2038	2	3,450	5.8%	30	3.1%
Thereafter (>2038)	2	346	0.4%	7	0.6%
Total	110	$59,034	100%	990	100%

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[1] Calculated using the most recent available lease terms as of September 30, 2023. Includes tenant concessions, such as free rent, as applicable.